UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 20, 2009

THE RIDGEWOOD POWER GROWTH FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	0- 25935	22-3495594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification Number)

1314 King Street, Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(302) 888-7444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

By letter dated November 23, 2009, a copy of which is included as an exhibit to this report, Ridgewood Renewable Power informed the shareholders of Ridgewood Electric Power Trust IV (“Trust IV’), Ridgewood Electric Power Trust V (“Trust V”) and The Ridgewood Power Growth Fund (“Growth Fund” and together with Trust IV and Trust V, the “Ridgewood Funds”) that on November 20, 2009, Ridgewood Maine Hydro Partners, L.P., a Delaware limited partnership (“Maine Hydro”) and subsidiaries of Ridgewood US Hydro Corporation, a Delaware corporation (“US Hydro” and together with Maine Hydro, collectively referred to as the “Sellers”) sold all of their hydroelectric facilities to KEI (USA) Power Management Inc. and certain of its subsidiaries (the “Buyers”). The Buyers are affiliated with Kruger Energy, Inc., a Canada-based international company. The purchase price, net of reductions for estimated net working capital of the Projects (as defined in the Purchase and Sale Agreement for the transaction) as of the date of the sale and employee retention liabilities assumed by the Buyers, totaled $12.7 million; $7.3 million for Maine Hydro and $5.4 million for US Hydro.

Maine Hydro is owned 50% by Trust IV and 50% by Trust V. US Hydro is owned 70.8% by Growth Fund and 29.2% by Trust V.

Pursuant to the Purchase and Sale Agreement, dated November 20, 2009, which is included as an exhibit to this report, the Buyers paid, at closing, an aggregate purchase price of $12,701,976, in cash, which amount included:

•	a Base Purchase Price (as defined in the Purchase and Sale Agreement) of $13.5 million,

•	less $534,991 for estimated net working capital of the Projects as of the closing date, and

•	less $263,033 for employee retention payments for the on-site staff of the Maine Hydro and US Hydro facilities.

The estimated net working capital payment is subject to adjustment, expected to occur within 55 days following the closing, to reflect the difference between estimated net working capital of the Projects as of the closing date compared to the actual net working capital of the Projects as of the closing date, determined by post-closing review.

Key terms of the sale of the US Hydro and Maine Hydro facilities include, but are not limited to:

1.
The Base Purchase Price is detailed on Schedule 2.3(a) of the Purchase and Sale Agreement, which is included as part of Exhibit 2.1 to this report. The calculations of estimated net working capital and the employee retention payments, and the allocation of those amounts to US Hydro and Maine Hydro, were made by Ridgewood Renewable Power, as the Managing Shareholder of the Sellers.

2.
The entire purchase price was paid in cash at closing.  The sale of the US Hydro facilities was structured as a sale of the equity interests of the US Hydro project companies.  The sale of the Maine Hydro facilities was structured as a sale of assets of Maine Hydro.

3.
Representations and warranties made by the Sellers under the Purchase and Sale Agreement terminated at closing, except that a limited number of representations and warranties survived closing for the time periods specified in the Agreement Regarding Representations and Warranties, dated as of November 20, 2009 (the “R&W Agreement”), which is included as Exhibit 2.2 to this report.

4.	To induce the Buyers to forego a holdback of the sale proceeds, relating to the representations and warranties of the Sellers that did not terminate at closing, the Sellers:

•	obtained a $7 million insurance policy to cover various tax matters; and

•
purchased, for the benefit of the Buyers, representations and warranties insurance coverage in the amount of $8 million of total coverage to insure any loss that the Buyers, and certain other parties related to the Buyers, may suffer as a result of a breach of the representations and warranties of the Sellers specified in the R&W Agreement. Under the R&W Agreement, the Buyers have agreed to look primarily to this insurance policy for claims arising from any breach by the Sellers of the covered representations and warranties.

5.
The Sellers’ continuing performance obligations under the Purchase and Sale Agreement and the R&W Agreement include, among other things, (i) a standard further assurances undertaking, (ii) an obligation to provide access to certain records of the Sellers, (iii) customary confidentiality obligations and, (iv) obligations related to the payment of taxes, the filing of tax returns, the conduct of tax audits and other tax matters, each under the Purchase and Sale Agreement. Ridgewood Renewable Power, the Managing Shareholder of the Ridgewood Funds, must provide relevant information at the Buyers’ request in the event of claims relating to a breach of the Sellers’ representations and warranties that survive closing pursuant to the R&W Agreement.

6.
Other than the purchase price adjustment relating to net working capital, and the assumption by the Sellers of liabilities that the Managing Shareholder considers to be minor, there are no payment obligations on the part of the Sellers or the Buyers after closing.

7.
All of the Sellers’ transaction expenses, including the cost of the two insurance policies described above, are being borne by US Hydro and Maine Hydro based on their proportionate share of the gross sale proceeds described above.

8.	US Hydro retained a note receivable from New England Power Co. of approximately $1 million, which matures in February 2010.

Each of the Ridgewood Funds are Delaware trusts. Ridgewood Renewable Power LLC is a New Jersey limited liability company and serves as the Managing Shareholder for each of the Ridgewood Funds. The Managing Shareholder is controlled by Robert E. Swanson, who is the manager, chairman, and, together with family trusts, owns all of the membership interests of the Managing Shareholder.

The descriptions of the terms of the Purchase and Sale Agreement and the R&W Agreement are qualified in their entirety by reference to the copies of those agreements filed as exhibits to this report, which are incorporated herein by reference.

The Purchase and Sale Agreement, the R&W Agreement and the above descriptions of those agreements have been included to provide investors with information regarding the terms of those agreements. The agreements, and the descriptions of those agreements, are not intended to provide any other factual information about the Sellers, Buyers, or their respective subsidiaries or affiliates. The Purchase and Sale Agreement and the R&W Agreement contain representations and warranties of the parties to those agreements made solely for the benefit of the other parties to those agreements. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase and Sale Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase and Sale Agreement. Moreover, the representations and warranties in the Purchase and Sale Agreement and the R&W Agreement were made solely for the benefit of the other parties to the Purchase and Sale Agreement and the R&W Agreement, and were used for the purpose of allocating risk between the parties. Therefore, those representations and warranties should not be treated as categorical statements of fact.  Moreover, the respective parties’ representations and warranties may apply standards of materiality in a way that is different from what may be material to investors, and were made only as of November 20, 2009 and are subject to more recent developments. Accordingly, the representations and warranties in the Purchase and Sale Agreement and the R&W Agreement should not be read in isolation, but only in conjunction with the other information about the Sellers and their subsidiaries that the respective Ridgewood Funds include in reports and statements they each file with the U.S. Securities and Exchange Commission.

Cautionary Statement Regarding Forward-Looking Information

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and the “safe harbor” provisions thereof. These forward-looking statements include statements regarding expectations as to post-closing matters contemplated by the Purchase and Sale Agreement and the R&W Agreement. These forward-looking statements are usually accompanied by the words “anticipates,” “believes,” “plan,” “seek,” “expects,” “intends,” “estimates,” “projects,” “will receive,” “will likely result,” “will continue,” “future” and similar terms and expressions.

These forward-looking statements reflect management’s current views with respect to future events. To make these statements, management of the Ridgewood Funds has had to make assumptions as to the future.  Management has also had to make estimates, in some cases about events that have already occurred, and to rely on data that may be found to be inaccurate at a later time.  Because these forward-looking statements are based on assumptions, estimates and changeable data, and because any attempt to predict the future is subject to other errors, future results may be materially different from those discussed or anticipated in this report.  Some of the events that could cause actual results to differ materially from those anticipated include, among other things, actual transaction costs and expenses varying from estimated amounts and the ability of the parties to perform their respective post-closing obligations under the Purchase and Sale Agreement and the R&W Agreement as well as with respect to the insurance policies described above.

Forward-looking statements should not be relied upon without considering all of the things that could make them inaccurate.  The Ridgewood Funds undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that may arise after today. All subsequent written or oral forward-looking statements attributable to the Ridgewood Funds or persons acting on their behalf are expressly qualified in their entirety by this section.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title

2.1	Purchase and Sale Agreement, dated November 20, 2009, including Schedule 2.3(a).

2.2	Agreement Regarding Representations and Warranties, dated November 20, 2009.

99.1	Letter to Shareholders, dated November 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RIDGEWOOD POWER GROWTH FUND

Date: November 23, 2009	By:	/s/ Jeffrey H. Strasberg
	Name:	Jeffrey H. Strasberg
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

2.1	Purchase and Sale Agreement, dated November 20, 2009, including Schedule 2.3(a).

2.2	Agreement Regarding Representations and Warranties, dated November 20, 2009.

99.1	Letter to Shareholders, dated November 23, 2009.